CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Complete and Partial Portfolio Holdings – Arrangements to Disclose to Service Providers and Fiduciaries” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated June 26, 2008, with respect to the financial statements of UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Select Tax-Free Preferred Fund, UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, and UBS Select Tax-Free Institutional Fund in this Registration Statement (Form N-1A No. 811-08767).

ERNST & YOUNG LLP

New York, New York
October 2, 2008